Exhibit 99.1

Independent Auditors’ Report on Supplementary Information

To the Stockholders and Board of Directors
OFS Capital Corporation:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of assets and liabilities of OFS Capital Corporation and subsidiaries (the Company), including the consolidated schedules of investments, as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in net assets, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements) and have issued our report thereon dated March 4, 2022 which contained an unmodified opinion on those consolidated financial statements. Our audit was performed for the purpose of forming an opinion on the consolidated financial statements as a whole.
The senior securities information as of December 31, 2021, 2020 and 2019 included in Part II, Item 5 of the Annual Report on Form 10-K of the Company under the caption “Senior Securities” (the senior securities table) has been subjected to audit procedures performed in conjunction with the audits of the Company’s consolidated financial statements. The senior securities table is the responsibility of the Company’s management. Our audit procedures included determining whether the senior securities table reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the senior securities table. In forming our opinion on the senior securities table, we evaluated whether the senior securities table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the senior securities table as of December 31, 2021, 2020 and 2019 is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ KPMG LLP

Chicago, Illinois
March 4, 2022